UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 2, 2009 (November 30, 2009)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2009, Pinnacle Data Systems, Inc. (the “Company”) amended and restated the employment agreements of John D. Bair, President, Chief Executive Officer and Chief Technology and Innovation Officer, and Timothy J. Harper, Chief Operating Officer.

Mr. Bair’s Third Amended and Restated Employment Agreement contains the following material amendment:

•

In addition to his previous role as Chief Technology and Innovation Officer, Mr. Bair now serves as the Company’s President and Chief Executive Officer and is responsible for the typical duties associated with this position.

Mr. Harper’s Second Amended and Restated Employment Agreement contains the following material amendments:

•	Mr. Harper now serves as the Company’s Chief Operating Officer and is responsible the typical duties associated with this position; and

•	Mr. Harper’s annual base salary was revised to $200,000.

Except as disclosed in this Form 8-K, all other terms and conditions of Mr. Bair’s and Mr. Harper’s employment agreements remain the same.

Mr. Bair’s Third Amended and Restated Employment Agreement and Mr. Harper’s Second Amended and Restated Employment Agreement are attached as Exhibits 10.1 and 10.2, respectively.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers

See Item 1.01 above with respect to the amendment to the compensatory arrangement with Mr. Bair, the Company’s principal executive officer.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Employment Agreement between Pinnacle Data Systems, Inc. and John D. Bair, effective November 30, 2009

10.2	Second Amended and Restated Employment Agreement between Pinnacle Data Systems, Inc. and Timothy J. Harper, effective November 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/S/ NICHOLAS J. TOMASHOT
Nicholas J. Tomashot, Chief Financial Officer

Dated: December 2, 2009